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                                   FIRST AMENDMENT
                                        TO THE
                                   CREDIT AGREEMENT

                            Dated as of December 31, 1998


     This FIRST AMENDMENT dated as of December 31, 1998 (this "First Amendment") is between CORE, INC., a Massachusetts corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association (the "Bank").

     PRELIMINARY STATEMENTS. The Borrower and the Bank entered into a Credit Agreement dated as of August 31, 1998 (the "Credit Agreement"). The Borrower has requested the Bank to amend the Commitment reduction schedule and fix the date for entering into interest rate protection agreements and the Bank has agreed to such request.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Bank agree as follows:

     Section 1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of the effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

          (a) SUBSECTION (a) OF SECTION 2.5 (MANDATORY REDUCTION OF COMMITMENT) of the Credit Agreement is amended by decreasing to $500,000 the mandatory Commitment reduction required on December 31, 1998 and by adding the requirement for a $500,000 mandatory Commitment reduction on January 29, 1999. All other Commitment reduction amounts and dates shall remain unchanged.

          (b) SECTION 5.14 (INTEREST RATE PROTECTION) is deleted and replaced with the following:

               "On or before January 15, 1999, the Borrower shall enter into interest rate protection arrangements covering the amount of the Commitment, on terms and conditions satisfactory to the Bank."

          (c) SUBSECTION (c) OF SECTION 7.1 (EVENTS OF DEFAULT) is amended by adding "Section 5.14" to clause (i) thereof.

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          (d)  SCHEDULE 4.4 TO THE CREDIT AGREEMENT is deleted and replaced with SCHEDULE 4.4 to the First Amendment to the Credit Agreement dated as of December 31, 1998 between the Borrower and the Bank.

     Section 2. CONDITIONS OF EFFECTIVENESS. This First Amendment shall become effective when, and only when, the Bank shall have received a counterpart of this First Amendment executed by the Borrower and an amendment fee of $5,000.

     Section 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents as follows:

          (a) The execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of its shareholders; (b) violate any provisions of its certificate of incorporation or by-laws; (c) violate any provision of or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

          (b) The representations and warranties contained in Article 4 of the Credit Agreement, as amended by this First Amendment, are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

          (c) No Event of Default or Default has occurred and is continuing or would result from the signing of this First Amendment or the transactions contemplated hereby.

          (d) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since the date of the last financial statements furnished to the Bank.

          (e) No actions, suits or proceedings or investigations are pending or, as far as the Borrower can reasonably foresee, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate have a Materially Adverse Effect.

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                                         -3-

          (f) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Bank in connection with the negotiation of, or pursuant to the terms of this First Amendment, contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

     Section 4.     REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

          (a) Upon the effectiveness of this First Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of the like import shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this First Amendment including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto.

     Section 6. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 7. GOVERNING LAW. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

     Section 8. DEFINED TERMS. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                         S-1

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              CORE, INC.


                              By: /s/ William E. Nixon
                                  -----------------------------
                              Name: William E. Nixon
                              Title: EVP & CFO


                              FLEET NATIONAL BANK


                              By: /s/ James H. Sterns
                                  -----------------------------
                              Name:  James H. Sterns
                              Title:  SVP

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                                 SCHEDULE 4.4
                                      TO
                     FIRST AMENDMENT TO CREDIT AGREEMENT
                                DATED 12/31/98
                  BETWEEN CORE, INC. AND FLEET NATIONAL BANK

     The Litigation status of CORE, INC. and each of its subsidiaries:

CORE, INC.
     See TCM Services, below

CORE MANAGEMENT INC. (DELAWARE)
     None

CORE MANAGEMENT, INC. (CALIFORNIA)
     None

CORE SECURITIES CORP.
     None

COST REVIEW SERVICES, INC.
     None

INTEGRATED BEHAVIORAL HEALTH
     None

PROTOCOL WORK SYSTEMS, INC.
     None

SSDC CORP.
     None

TCM SERVICES, INC.

     Arbitration has been initiated with American Arbitration Association ("AAA") in Atlanta, Georgia by Transcend Services, Inc. and Transcend Case Management, Inc. (collectively "Transcend") against CORE, INC. and its wholly-owned subsidiary TCM Services, Inc. Management of CORE, INC. believes it has meritorious defenses to the claims made by Transcend, intends to vigorously defend against such claims and intends to assert counterclaims against Transcend in the arbitration. A copy of Transcend's filing with the AAA has been supplied to Fleet Bank.

DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.
     None*

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     *Notwithstanding the above, Disability Reinsurance Management Services,
Inc. ("DRMS") has been notified of the following claims against DRMS clients which may impact DART results:

     1. FORT DEARBORN - Claim for Fibromyalgia received 4/3/96. Claim denied 1/8/97 based on lack of any objective medical evidence to support the claim. Appealed 1/31/97 and denial upheld 6/24/97. Lawsuit filed against Fort Dearborn on 4/15/98. We are jointly trying to settle this lawsuit with claimant. DART liability $808/month with potential duration to 5/25/2002.

     2. SHENANDOAH - Claim for Syncope (fainting) received 1/2/97. Five months of benefits paid to date. DART liability $719/month up to an additional 19 months.

     3. PROTECTIVE LIFE INSURANCE COMPANY - While Protective has not yet been named in the suit, they have notified us that one of our joint claimants has filed suit against their employer contending that they violated the Americans with Disabilities Act (ADA). The Employer purchased a contract from Protective Life which limits benefits for Mental & Nervous conditions to 24 months while paying claims to age 65 for other types of disabilities. Claimant now contends that he has physical disabilities and has been awarded Social Security benefits based on these disabilities.